Exhibit 10.9a

                                SEVENTH AMENDMENT
                                     TO THE
                             PSS WORLD MEDICAL, INC.
                    EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

     This Seventh Amendment to the PSS World Medical, Inc. Employee Stock Ownership and Savings Plan is adopted by PSS World Medical, Inc. (the "Company") and, except as otherwise provided herein, is effective as of January 1, 2002.

     This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.


                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the PSS World Medical, Inc. Employee Stock Ownership and Savings Plan, which has been amended from time to time (as amended, the "Plan"); and

     WHEREAS, the Company is authorized and empowered to further amend the Plan; and

     WHEREAS, the Company has determined that it is advisable and in the best interests of the participants to amend the Plan as good faith compliance with the requirements of EGTRRA for Plan Years beginning on or after December 31, 2001, and to make other desired changes.

     NOW, THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Effective April 1, 2002, Section 1.13(c) of Article 1 of the Plan is hereby deleted.

                                       II.

     Effective April 1, 2002, Section 1.13(d) of the Plan is hereby redesignated as 1.13(c) and shall read in its entirety as follows:

          (c) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000.00, as adjusted for the cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

                                      III.

     Section 1.23 of the Plan is hereby amended by adding the following at the end of the existing provision set forth therein:

         An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under
         Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.


                                       IV.

     Section 1.24(d) of the Plan is hereby deleted and the following is substituted in lieu thereof:

          (d) Any hardship distribution or hardship withdrawal.


                                       V.

     Effective April 1, 2002, Section 1.44 is hereby amended to read as follows:

          "Key Employee" means, for Plan Years beginning on or after April 1, 2002, any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2001), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of
     Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                                       VI.

          Effective January 18, 2002, the introductory paragraph of Section 6.1(a) is amended to read as follows:

          Each Employer shall contribute to the Trust, on behalf of each Participant, an Elective Contribution as specified in a salary reduction agreement (if any) between the Participant and such Employer under which the Participant elects, pursuant to the terms of this Plan, to reduce the compensation otherwise payable to him by an amount allocable to his Elective Contributions Account; provided, however, that each Participant who has elected prior to January 18, 2002 to reduce the compensation otherwise payable to him by a specified dollar amount and who does not affirmatively elect to have a specific percentage of his compensation contributed to the Plan as an Elective Contribution, shall be deemed to have elected to defer one (1) percent of his compensation to the Plan as an Elective Contribution.

          VII. Effective April 1, 2002, Section 6.1(b) of Article VI of the Plan is hereby amended to read, in its entirety, as follows: (b) No Participant shall be permitted to have Elective Contributions made under this Plan in excess of the lesser of the dollar limitation contained in Section 402(g) of the Code in effect for any calendar year, except to the extent permitted under section XI of this amendment and Section 414(v) of the Code, if applicable, or, for Plan Years beginning on or after April 1, 2002, 85% of the Participant's Compensation for the Plan Year. The minimum contribution made on behalf of a Participant electing to make an Elective Contribution pursuant to this section 6.1 for any Plan Year shall be 1% of his Compensation.

                                      VIII.

          Effective April 1, 2002, Section 6.1(g) of Article VI of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof: (g) In the event that a Participant receives a withdrawal of his Elective Contributions pursuant to section 10.1, such Participant shall not be permitted to make any further Elective Contributions pursuant to section 6.1(a) for a period of 6 months following the date of such withdrawal. After the completion of the 6 month period, the Participant may reinstate Elective Contributions in accordance with the provisions of section 6.1(f). Additionally, Participants who receive a hardship distribution in 2001 or thereafter will no longer have the amount of Elective Contributions they may make in the year following the year in which they received the hardship distribution reduced by the amount of Elective Contributions they made in the year in which they received the hardship distribution.

                                       IX.

          The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 6.6(c) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

                                       X.

          Effective January 1, 2002, Section 6.8 of Article VI of the Plan is hereby amended by adding the following sentence to the end of existing provision therein:

          Effective January 1, 2002, the Plan will accept Participant rollover contributions and direct rollovers of distributions made after December 31, 2001, only from a qualified plan described in Section 401(a) of the Code, excluding after-tax employee contributions.

                                       XI.

          Effective January 1, 2002, Article VI of the Plan is hereby amended by adding new section 6.10 to the end thereof:

          6.10 Catch-Up Contributions. All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of
     Section 401(k)(3),  401(k)(11),  401(k)(12), 410(b), or 416 of the Code, as
     applicable, by reason of the making of such contributions. Catch-up contributions shall apply to contributions made after December 31, 2001. Catch-up contributions will not be counted in computing Employer Matching Contributions.

                                      XII.

          Effective April 1, 2002, Section 7.7 (a) of Article VII of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          (a) Except to the extent permitted under section XI of this amendment and Section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Participant's Account under the Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $40,000 (or, if greater, the dollar limitation established by the Secretary of the Treasury pursuant to Section 415(d)(1) of the Code) or 100% of the Participant's Section 415 Compensation for such Limitation Year. The compensation limit referred to shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code), which is otherwise treated as an Annual Addition.

                                      XIII.

               Effective April 1, 2002, Section 8.3 (b)(1) of Article VIII of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

               The vested interest in the Employer Contributions Account and the Non-ESOP Matching Contributions Account of each Participant shall be a percentage of the balance of each such Account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the severance of his employment, as follows:

      Years of Service                       Non-forfeitable percentage
      Less than 2 Years of Service                      0%
      2 years, but less than 3 years                   20%
      3 years, but less than 4 years                   40%
      4 years, but less than 5 years                   60%
      5 years, but less than 6 years                   80%
      6 years or more                                 100%


                                      XIV.

     1. Determination of top-heavy status effective April 1, 2002.

     1.1 Determination of present values and amounts. This section 1.1 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

     1.1.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

     1.1.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

     2. Minimum benefits.

     Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of
Section 401(m) of the Code.

                                       XV.

     Effective January 1, 2002, a Participant's vested interest in the balance of his accounts shall be distributable on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service (or severance of service) before such amounts may be distributed. This section shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

                                      XVI.

     Effective January 1, 2002, Section 10.1(d)(3) of Article X of the Plan is hereby amended to read, in its entirety, as follows: The Participant's elective contributions to the Plan or any qualified or nonqualified plans of deferred compensation maintained by an Employer are suspended and he is not permitted to make further elective contributions until the expiration of 6 months from the date of such withdrawal; and

                                      XVII.

     Effective January 1, 2002, the Participant's Rollover Contribution Account shall be excluded in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules. The election shall apply with respect to distributions made after December 31, 2001 with respect to Participants who sever employment after December 31, 2001.

         IN WITNESS WHEREOF, this Seventh Amendment is effective as of the dates set forth hereinabove.

                                 PSS WORLD MEDICAL, INC.


(Corporate Seal)                 By: /s/ David D. Klarner
                                 _____________________________

                                Its:  Vice President of Treasury